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                                                               EXHIBIT NO. 10.28

December 20, 1999

Mr. Alan Jacobson
73 Richmond Lane
West Hartford, CT 06117

Dear Alan,

I am pleased to offer you employment with Vision-Sciences, Inc. (the "Company"), pursuant to the following terms and conditions:

Title:      Vice President of Sales & Marketing

Salary: $100,000 per annum, payable in accordance with the Company's normal payroll schedules.

Bonus: $30,000 payable as follows: $15,000 six months from your start date, and $15,000 twelve months from your start date. Payment of the bonus is contingent upon satisfactory job performance by you during that period.

Effective
Date:       January 17, 2000

Benefits:   You will be entitled to participate in the Company's standard benefits package, including health insurance and the Company's
            401K plan. In addition, you will receive a car allowance of $500.00 per month, and the company will pay for your business cell phone charges.

Vacation:   You will be eligible for vacation in accordance with the Company's standard vacation policy.


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Options:    You will receive a grant of stock options for 100,000 shares of the common stock of Vision-Sciences, Inc. at an exercise price equal to the price as of the close of business on January 17, 2000 with vesting as follows:

            o    25,000 shares vesting on January 17, 2001

            o    25,000 shares vesting on January 17, 2002

            o    25,000 shares vesting on January 17, 2003

            o    25,000 shares vesting on January 17, 2004

In the event that Vision-Sciences is merged into or acquired by another entity, all options shall vest immediately. All other provisions of the Vision-Sciences 1990 Stock Option Plan shall apply to this grant.

Yours truly,

/s/ Katsumi Oneda
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Katsumi Oneda
President/CEO/Chairman

Accepted:

/s/ Alan Jacobson                      Date: December 23, 1999
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Alan Jacobson